Exhibit 99.1
Delek Logistics Partners, LP Increases Quarterly Cash Distribution to $0.98 per Common Limited Partner Unit

BRENTWOOD, Tenn., April 25, 2022 -- Delek Logistics Partners, LP (NYSE: DKL) (“Delek Logistics”) today declared its quarterly cash distribution for the first quarter 2022 of $0.98 per common limited partner unit, or $3.92 per common limited partner unit on an annualized basis. This distribution represents a 0.5 percent increase from the distribution for the fourth quarter 2021 of $0.975 per common limited partner unit ($3.90 per common limited partner unit annualized) and a 6.5 percent increase over Delek Logistics’ distribution for the first quarter 2021 of $0.92 per common limited partner unit ($3.68 per common limited partner unit annualized). The first quarter 2022 cash distribution is payable on May 12, 2022 to unitholders of record on May 5, 2022.
"This distribution marks 37 consecutive quarters of increasing the quarterly payout to our shareholders since the fourth quarter 2012. We see strong momentum for our company this year with elevated commodity prices prompting increased industry activity. This is most evident in our Permian Gathering System where producer demand is driving increased production volumes and creating growth opportunities. The lack of major planned turnaround activity for Delek US in 2022 bodes well for the DKL volumetric outlook. Finally, the recently announced planned acquisition of 3Bear Delaware Holding – NM, LLC, should provide DKL with more size and scale, better diversification both geographically within the Permian Basin and from a product mix standpoint. The transaction is expected to be immediately accretive to our distributable cash flow ratios," said Uzi Yemin, Chairman, President and Chief Executive Officer of Delek Logistics.
About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) and owns, operates, acquires and constructs crude oil, natural gas and refined products logistics and marketing assets.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements regarding Delek Logistics’ future distributions, including the amounts and timing thereof, utilization rates and other statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” within the meaning of federal securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting it to Delek US' business risks; risks and uncertainties related to the effects of the COVID-19 pandemic; risks and costs relating to the maintenance age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics, including margins generated by its wholesale fuel business; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission.
Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.
Tax Considerations
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Delek Logistics Partners, LP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Delek Logistics Partners, LP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate for individuals or corporations, as applicable. Nominees, and not Delek Logistics Partners, LP, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
Investor Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312
Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Public Affairs & ESG, 615-435-1407
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its Twitter account (@DelekLogistics).
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